Exhibit 10.16

loan AGREEMENT

This Loan Agreement, dated as of September 30, 2014 (this “Agreement”), is among MANN GROUP, LLC, a Delaware limited liability company (“Lender”) and SECOND SIGHT MEDICAL PRODUCTS, INC., a California corporation (“Borrower”).

1.           credit amount and terms

1.1          Credit Amount. During the availability period described below, the Lender will make certain loans to Borrower subject to the terms and conditions of this Agreement. The aggregate amount of all loans under this Agreement (the "Commitment") is Three Million Dollars ($3,000,000). This is not a revolving line of credit. If during the availability period Borrower repays any principal amounts, Borrower may not reborrow such amounts. Each loan by Lender to Borrower will be evidenced by, and subject to the terms and conditions of, the Promissory Note in the form of EXHIBIT A (the “Note”).

1.2          Availability Period. Subject to the terms and conditions of this Agreement, Borrower may make borrowings under this Agreement between the date hereof and sixty (60) days after the date of this Agreement, or such earlier date as the availability may terminate as provided in this Agreement (the “Expiration Date”).

1.3          Repayment Terms. Subject to earlier repayment as may be provided for in the Agreement, Borrower will repay in full all accrued interest and principal for a borrowing under this Agreement on that day that is sixty (60) days after the date of any such loan to Borrower. The Borrower may prepay the loan in full or in part at any time.

1.4          Interest Rate. The interest rate is shall accrue at a rate per annum equal to one and one-half percent (1.5%) on the unpaid principal amount of any borrowings. Upon the occurrence and continuation of any default under this Agreement, upon written notice to Borrower by Lender, all amounts (principal and accrued interest) due under to Lender under any Note shall accrue interest at a rate per annum equal to twelve percent (12%).

2.           conditions

2.1         Documentation. Before Lender is required to make any loan to Borrower under this Agreement, it must receive any documents and other items it may reasonably require, in form and content acceptable to Lender.

2.2         Conditions to Each Loan. It shall be a condition to Lender’s obligation to make any loan under this Agreement, that:

(a)          all representations and warranties of Borrower under this Agreement shall be true and correct on and as of the date of such proposed extension of credit, with the exception of such representations and warranties that were made as of a specific date, in which event, such representations and warranties were true and correct on the date made;

(b)          no event has occurred or is continuing or would result from such proposed extension of credit, that would constitute an Event of Default under this Agreement or any other agreement or document entered into in connection with this Agreement, or an event, act or condition which, with the passage of time or notice, or both, would constitute an Event of Default under this Agreement or such other document or agreement; and

(c)          if requested by Lender, Borrower has delivered to the Lender a notice of borrowing in form and content acceptable to Lender (a “Notice of Borrowing”), signed by the Borrower, setting forth certifications as to representations, warranties and Events of Default, and any other relevant information the Lender may reasonably request.

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3.            representations and warranties

When Borrower signs this Agreement, and until Lender is repaid in full, Borrower makes the following representations and warranties. Each request for a loan (and any execution of a Note) constitutes a renewal of these representations and warranties as of the date of the request (or execution, as applicable):

3.1           Formation. Borrower it is duly formed and existing under the laws of the state or other jurisdiction where organized.

3.2           Authorization. This Agreement, and any instrument or agreement required hereunder (including any Note), are within Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

3.3           Enforceable Agreement. This Agreement and each of the Notes executed by Borrower pursuant to the terms of this Agreement, is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

3.4           Good Standing. In each state in which Borrower does business, it is properly licensed, in good standing, except to the extent not material to Borrower.

3.5           No Conflicts. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

3.6           Financial Information. The consolidated balance sheets, the consolidated statements of income and of consolidated cash flows of Borrower (both for full fiscal years and all interim statements since the last full fiscal year) are complete and correct and present fairly the consolidated financial condition of Borrower as at such dates, and the consolidated results of operations and consolidated cash flows for the periods (fiscal years and interim quarters) then ended. Since December 31, 2013, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of Borrower. Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year and all taxes due have been paid.

3.7           Lawsuits. There is no lawsuit, tax claim or other dispute pending or, to Borrower’s knowledge, threatened against Borrower which, if lost, would impair Borrower’s financial condition or ability to repay any loans from Lender.

3.8           Permits, Licenses. Borrower possesses all permits, contracts and licenses required and all trademark rights, trade name rights, patent rights, copyrights, and fictitious name rights reasonably necessary to enable it to conduct the business in which it is now engaged.

3.9           Other Obligations. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as may have been disclosed in writing to and accepted by Lender.

3.10         No Event of Default. There is no event which is, or with notice or lapse of time or both would be, an Event of Default under this Agreement, any Note or any other document or agreement entered into in connection with this Agreement.

3.11         Insurance. Borrower has obtained, and maintained in effect, the insurance coverage required in the “Covenants” section of this Agreement.

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3.12        Compliance with Laws. Borrower is in compliance with all applicable laws, rules, regulations and orders of all government bodies with authority over Borrower, except to the extent that the failure to comply could not in the aggregate have a material adverse effect on Borrower.

4.           covenants

Borrower agrees, so long as any loan by Lender to Borrower is outstanding:

4.1          Use of Proceeds. To use the proceeds of this facility only for working capital needs that are non-purpose investments.

4.2          Financial Information. To provide any financial information and any financial statements (in form and content reasonably acceptable to Lender) as may be reasonably requested by Lender from time to time, within ten (10) days following any such request , and such additional information as requested by Lender from time to time. Lender reserves the right, upon written notice to the Borrower, to require the Borrower to deliver financial information and statements to Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

4.3         Notices to Lender. To promptly notify the Lender in writing of:

(a)          Any lawsuit over One Million Dollars ($1,000,000.00) against Borrower.

(b)          Any substantial dispute between any governmental authority and Borrower.

(c)          Any Event of Default under this Agreement or any document or agreement entered into in connection with this Agreement, or any event which, with notice or lapse of time or both, would constitute an Event of Default hereunder or thereunder.

(d)          Any material adverse change in Borrower’s business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

4.4         Additional Negative Covenants. Not to, without the Lender's written consent, (a) liquidate or dissolve Borrower's business or (b) voluntarily suspend the business of Borrower for any period of time.

4.5         Insurance. To maintain insurance reasonably satisfactory to Lender as to amount, nature and carrier covering property damage, general liability and any other insurance which is usual for the Borrower's business (and upon the request of Lender, to deliver to Lender a copy of each insurance policy, or, if permitted by Lender, a certificate of insurance listing all insurance in force).

4.6         Compliance with Laws. To comply with the laws, rules and regulations, and orders of any government body with authority over the Borrower.

4.7         Books and Records. To maintain adequate books and records.

4.8         Audits. To allow Lender and its agents to inspect Borrower's properties and examine, audit, and make copies of books and records at any reasonable time. If any of Borrower's properties, books or records are in the possession of a third party, Borrower authorizes that third party to permit Lender or its agents to have access to perform inspections or audits and to respond to Lender's requests for information concerning such properties, books and records.

4.9         Cooperation. To take any action reasonably requested by Lender to carry out the intent of this Agreement.

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5.          default and remedies

If any of the following events (each an “Event of Default”) occurs, Lender may do one or more of the following: declare the Borrower in default, stop making any additional loans available to the Borrower, and require Borrower to repay its entire debt (principal and accrued interest) immediately and without prior notice. If an event which, with notice or the passage of time, will constitute an Event of Default has occurred and is continuing, the Lender has no obligation to make any additional loans under this Agreement. In addition, if any Event of Default occurs, Lender shall have all rights, powers and remedies available under any instruments and agreements required by or executed in connection with this Agreement, including, without limitation, any Notes, as well as all rights and remedies available at law or in equity. If an Event of Default occurs under the paragraph entitled "Bankruptcy," below, with respect to Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

5.1        Failure to Pay. Borrower fails to make a payment under this Agreement when due.

5.2        Cross-default. Any default occurs under any agreement in connection with any credit Borrower or any of Borrower's related entities has obtained from anyone else or which Borrower or any of the Borrower's related entities or has guaranteed.

5.3        False Information. Borrower has given Lender false or misleading information or representations.

5.4        Bankruptcy. (Borrower makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating Borrower bankrupt or insolvent; or any order for relief with respect to Borrower is entered under the Federal Bankruptcy Code; or Borrower petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Borrower, or of any substantial part of the assets of Borrower, or commences any proceeding relating to Borrower under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Borrower and either (a) Borrower by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within sixty (60) day (provided, however, that such dismissal / cure opportunity will be terminated upon the entry of an order for relief in any bankruptcy case arising from such a petition).

5.5        Receivers. A receiver or similar official is appointed for a substantial portion of Borrower's business, or the business is terminated, or Borrower is liquidated or dissolved.

5.6        Revocation or Termination. If Borrower or all or a substantial part of Borrower's assets are distributed or otherwise disposed of.

5.7        Judgments. Any judgments or arbitration awards are entered against Borrower and within thirty (30) calendar days after the entry of judgment or award has not been discharged or stayed pending appeal or, if any such judgment or award is affirmed on appeal, has not been discharged within thirty (30) calendar days after the entry of the final order of affirmance on appeal, or Borrower enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more in excess of any insurance coverage.

5.8        Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

5.9        Government Action. Any government authority takes action that Lender believes materially adversely affects Borrower's financial condition or ability to repay.

5.10      Note Default. Any default occurs under any Note.

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5.11      Other Breach Under Agreement. A default occurs under any other term or condition of this Agreement not specifically referred to in this Article. This includes any failure or anticipated failure by Borrower to comply with any covenants set forth in this Agreement.

6.          miscellaneous

6.1        Governing Law. Except to the extent that any law of the United States may apply, this Agreement shall be governed and interpreted according to the laws of the State of California (the “Governing Law State”), without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of the Lender under federal law.

6.2        Venue and Jurisdiction; Jury Waiver. Borrower agrees that any action or suit against Lender arising out of or relating to this Agreement shall be filed in federal court or state court located in the Governing Law State. Borrower agrees that Lender shall not be deemed to have waived its rights to enforce this section by filing an action or suit against the Borrower in a venue outside of the Governing Law State. If Lender does commence an action or suit arising out of or relating to this Agreement, Borrower agrees that the case may be filed in federal court or state court in the Governing Law State. Lender reserves the right to commence an action or suit in any other jurisdiction where Borrower has any presence or is located. Borrower consents to personal jurisdiction and venue in such forum selected by Lender and waives any right to contest jurisdiction and venue and the convenience of any such forum. The provisions of this section are material inducements to Lender’s acceptance of this Agreement. BORROWER HEREBY IRREVOCABLY AND VOLUNTARILY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

6.3        Successors and Assigns. This Agreement is binding on Borrower's and Lender's successors and assignees. Borrower agrees that it may not assign this Agreement without the Lender's prior consent (and any attempted assignment shall be void and of no force or effect). Lender may sell participations in or assign any loan made pursuant to this Agreement, and may exchange information about Borrower with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against Borrower.

6.4        Attorneys’ Fees. Borrower shall reimburse Lender for any costs (including reasonable attorneys' fees and expenses) incurred by Lender in connection with the enforcement or preservation of any rights or remedies under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs (including reasonable attorneys' fees and expenses) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, Lender is entitled to recover costs and reasonable attorneys' fees and expenses incurred by Lender related to the preservation, protection, or enforcement of any rights of Lender in such a case.

6.5        Indemnification. Borrower will indemnify and hold Lender harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any document required hereunder (including any Note), (b) any loan or credit extended or committed by Lender to Borrower hereunder and (c) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit. This indemnity includes but is not limited to attorneys' fees (including the allocated cost of in-house counsel). This indemnity extends to Lender, its parent, subsidiaries, affiliates and all of their directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Borrower's obligations to Lender. All sums due to Lender hereunder shall be obligations of the Borrower, due and payable immediately without demand.

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6.6        Notices. Unless otherwise provided in this Agreement or in another agreement between the Lender and the Borrower, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Lender and Borrower may specify from time to time in writing. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

6.7        Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement (or of any agreement or document required by this Agreement and any amendment to this Agreement) by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Agreement.

6.8        Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. Lender retains all rights, even if it makes a loan after default. If Lender waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

6.9        Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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This Agreement is executed as of the date stated at the top of the first page.

MANN GROUP, LLC	SECOND SIGHT MEDICAL PRODUCTS, INC.

By:	By:
Name: Anoosheh Bostani	Name: Robert Greenberg
Title: Chief Financial Officer	Title: President and Chief Executive Officer

Address:	Address:

12744 San Fernando Road	12744 San Fernando Road, Building 3
Sylmar, CA 91342	Sylmar, CA 91342

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EXHIBIT A

Form of Promissory Note

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PROMISSORY NOTE

October 1, 2014	$2,000,000.00

FOR VALUE RECEIVED, SECOND SIGHT MEDICAL PRODUCTS, INC., a California corporation ("Borrower"), hereby promises to pay to the order of MANN GROUP, LLC, a Delaware limited liability company ("Lender") the principal amount of TWO MILLION DOLLARS ($2,000,000.00), together with interest thereon calculated from the date hereof in accordance with the provisions of this Promissory Note (as amended, restated, supplemented or otherwise modified, this "Note"). This Promissory Note is issued pursuant to that certain Loan Agreement dated as of September 30, 2014 by and between Borrower of Lender (the “Loan Agreement”).

1.            Interest. Interest shall accrue at a rate per annum equal to ONE AND ONE-HALF PERCENT (1.5%) on the unpaid principal amount of this Note outstanding from time to time. Interest shall be payable at maturity and calculated on the basis of a 360 day year and based on the actual number of days elapsed.

2.            Payment of Principal on Note.

(a)          Optional Prepayments. Borrower may, at any time and from time to time, prepay (without penalty or charge) all or any portion of the outstanding principal amount of this Note.

(b)          Maturity. The entire outstanding principal balance on this Note and accrued but unpaid interest shall be due and payable in full on the sixtieth (60th) day following the date of this Note.

3.            Events of Default.

(a)          Definition. An “Event of Default” shall be deemed to have occurred under this Note if:

(i)          Borrower fails to pay when due the full amount of the accrued interest and the outstanding principal balance on this Note;

(ii)         Borrower makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating Borrower bankrupt or insolvent; or any order for relief with respect to Borrower is entered under the Federal Bankruptcy Code; or Borrower petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Borrower, or of any substantial part of the assets of Borrower, or commences any proceeding relating to Borrower under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Borrower and either (A) Borrower by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty (60) days; or

(iii)        A default occurs under the Loan Agreement.

The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(b)          Consequences of an Event of Default.

(i)          If an Event of Default has occurred, upon written notice to Borrower by Lender, all amounts due under to Lender under this Note (principal and accrued interest) shall accrue interest at a rate per annum equal to TWELVE PERCENT (12%) (to the extent permitted by law). Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist.

(ii)         If an Event of Default (other than an Event of Default of the type described in Section 3(a)(ii)) has occurred, Lender may declare the outstanding principal amount of this Note (together with all accrued but unpaid interest thereon and all other amounts due in connection therewith) due and payable and demand immediate payment thereof.

(iii)        If an Event of Default of the type described in Section 3(a)(ii) has occurred, the aggregate principal amount of this Note (together with all accrued interest hereon and all other amounts due and payable with respect hereto) shall become immediately due and payable without any action on the part of Lender, and Borrower shall immediately pay to Lender all amounts due and payable with respect to this Note.

(iv)        Lender shall also have any other rights which Lender may have been afforded pursuant to applicable law.

4.            Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Borrower has obtained the written consent of Lender.

5.            Cancellation. After all principal and accrued interest and fees and costs, if any, at any time owed on this Note has been paid in full, this Note shall be surrendered to Borrower for cancellation and shall not be reissued.

6.            Payments. All payments to be made to Lender shall be made in the lawful money of the United States of America in immediately available funds.

7.            Place of Payment. Payments of principal and interest shall be delivered to Lender at such address as is specified by prior written notice by Lender to Borrower.

8.            Collection. Borrower shall reimburse Lender for any costs (including reasonable attorneys' fees and expenses) incurred by Lender in connection with the enforcement or preservation of any rights or remedies under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs (including reasonable attorneys' fees and expenses) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, Lender is entitled to recover costs and reasonable attorneys' fees and expenses incurred by Lender related to the preservation, protection, or enforcement of any rights of Lender in such a case.

9.            Governing Law; Jurisdiction; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Note will be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Borrower hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Note or any agreements or transactions contemplated hereby or thereby may be brought in the jurisdiction of the United States District Court for the Central District of California and of all California state courts sitting in Los Angeles County and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. It is further agreed that venue for any such action shall lie exclusively with such courts unless Lender agrees to the contrary in writing. BORROWER HEREBY IRREVOCABLY AND VOLUNTARILY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING UNDER OR IN CONNECTION WITH THIS NOTE. Borrower party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid (to Second Sight Medical Products, Inc., 12744 San Fernando Road, Building 3, Sylmar, CA 91342), such service to become effective ten (10) days after such mailing.

10.          Waiver of Presentment, Demand and Dishonor. Borrower hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Federal Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.

11.          Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of California, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

12.          Replacement. Upon receipt of evidence reasonably satisfactory to Borrower of the mutilation, destruction, loss or theft of this Note and the ownership thereof, and, in the case of any such mutilation, upon surrender and cancellation of this Note, Borrower shall, upon the written request of Lender, execute and deliver in replacement thereof a new Note in the same form, in the same original principal amount and dated the same date as this Note so mutilated, destroyed, lost or stolen, and such Note so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder.

13.          Remedies. No remedy herein conferred upon Lender is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

14.          Usury Laws. It is the intention of Borrower and Lender to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of a voluntary prepayment by Borrower or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of Lender either be rebated to Borrower or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to Borrower. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Borrower or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to Borrower.

15.          Security. This Note is unsecured.

16.          Assignments. Lender may assign this Note without the prior written consent of Borrower.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the date first above written.

SECOND SIGHT MEDICAL PRODUCTS, INC.

By:
Robert Greenberg, President

By:
Tom Miller, Secretary

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